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                                                                       EX-3.120


                                    BYLAWS OF

                            Go Lo Entertainment, Inc.

                               ARTICLE I. OFFICES

              Principal Executive Office [Corp. Code Sec. 1502(a)]

      Section 1.01. The principal executive office of the corporation is located at 3101 Pomona Blvd., Pomona, CA 91768.

                                  Other Offices

      Section 1.02. The corporation may also have offices at such other places, within or without the State of California, where the corporation is qualified to do business, as the Board of Directors may from time to time designate or the business of the corporation may require.


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                              ARTICLE II. DIRECTORS

                                   Definitions

                                     "Board"

      Section 2.01. (a) As used in these Bylaws, the word "Board" means the Board of Directors of the corporation.

                                   "Directors"

      (b) "Directors," as used in these bylaws in relation to any power or duty requiring collective action, means the Board of Directors of the corporation.

                Responsibility of Board [Corp. Code Sec. 300(a)]

      Section 2.02. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders, as that term is defined in California Corporations Code Section 153, or by the outstanding shares, as that term is defined in California Corporations Code Section 152, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

                  Number of Directors [Corp. Code Sec. 212(a)]

      Section 2.03. The number of directors of the corporation shall be three.

                Election and Term of Office [Corp. Code Sec. 301]

      Section 2.04. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy (see Sec. 2.07 of these Bylaws), shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.


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                     Resignation [Corp. Code Sec. 305 (d)]

      Section 2.05. Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a future tine, a successor may be elected to take office when the resignation becomes effective.

                    Vacancies [Corp. Code Secs. 192,302-304]

                    When Vacancy Occurs [Corp. Code Sec. 192]

      Section 2.06. (a) A vacancy on the Board occurs when any authorized position of director is not filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders), or otherwise.

                  Declaration of Vacancy [Corp. Code Sec. 302]

      (b) The Board may declare vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony.

      Removal of Directors by Shares [Corp. Code Sec. 303(a)]

      (c) Any or all of the directors may be removed without cause if removal is approved by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, subject to the following:

      (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to that removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes were cast (or, if action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the tine of the director's most recent election were then being elected; and

      (2) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so selected may be removed only by the applicable vote of the holders of the shares of that class or series.


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                     Removal by Court [Corp. Code Sec. 304]

      (d) Shareholders holding at least ten percent of the number of outstanding shares of any class of the corporation may sue in the superior court of the county in which the principal executive office of the corporation is located to remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation. In such a case, the corporation must be made a party to the action.

                   Reduction of Authorized Number of Directors
                            [Corp. Code Sec. 303(b)]

      (e) Any reduction of the authorized number of directors does not remove any director prior to the expiration of the director's term of office.

                  Provisions Exclusive [Corp. Code Sec. 303(c)]

      (f) Except as provided in paragraphs (a) through (d) of this Section 2.06, no director may be removed from office prior to the expiration of the director's term of office.

                                Filling Vacancies

                        By Board [Corp. Code Sec. 305(a)]

      Section 2.07. (a) Except as otherwise provided in the Articles or in these Bylaws, and except for a vacancy created by the removal of a director as provided in Section 2.06, vacancies on the Board may be filled by approval of the Board pursuant to Section 151 of the Corporations Code, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office; (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the Corporations Code; or (3) a sole remaining director.


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              By Shareholders [Corp. Code Secs. 305(a),(b),603(d)]

      (b) Unless the Articles or a bylaw adopted by the shareholders provide that vacancies occurring in the Board by reason of the removal of directors may be filled by the Board, those vacancies may be filled only by approval of the shareholders, as that term is defined in Section 153 of the California Corporations Code. Moreover, the shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any election of directors by written consent shall require the consent of a majority of the outstanding shares entitled to vote; provided, however, that no director shall be elected by written consent to fill a vacancy created by removal of any director except by the unanimous written consent of all shares entitled to vote for the election of directors.

                   By Special Meeting [Corp. Code Sec. 305(c)]

      (c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five (5) percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the shareholders, or apply to the superior court of the county in which the principal executive office of the corporation is located for an order that a special meeting be held to elect the entire Board. The term of office of any director not elected by the shareholders shall terminate on the election of a successor.

      Call of Meetings [Corp. Code Secs. 212(b)(2), 307(a)(1)]

      Section 2.08. Meetings of the Board may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two directors of the corporation.

      Place of Meetings [Corp. Code Secs. 212(b)(2), 307(a)(5)]

      Section 2.09. Meetings of the Board may be held at any place within or without California which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, designated by resolution of the Board; and if not so designated, then at the principal executive office of the corporation.


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              Time of Regular Meetings [Corp. Code Secs. 212(b)(2),
                                   307(a)(2)]

      Section 2.10. Regular meetings of the Board of Directors shall be held on the second Tuesday of March commencing at the hour of l0:A.M. Should any such day as herein specified fall on a legal holiday, the meeting scheduled for that day shall be held at the same hour on the next succeeding day which is not a legal holiday.

                 Notice of Meetings [Corp. Code Secs. 113, 118,
                              212(b)(2), 307(a)(2)]

      Section 2.11. Regular meetings of the Board may be held without notice. Special meetings shall be held on four (4) days' notice by first-class mail, postage prepaid, or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. The notice need not specify the purpose of the meeting.

                  Waiver of Notice [Corp. Code Secs. 212(b)(2),
                                 307(a)(2), (3)]

      Section 2.12. Notice of any meeting need not be given to any director who signs a waiver of notice, or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to the meeting or at its commencement, the lack of notice to such director. Any waiver of notice need not specify the purpose of the meeting. All waivers, consents, and approvals of minutes shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain.

                 Quorum [Corp. Code Secs. 212(b)(4), 307(a)(7)]

      Section 2.13. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business.

                Transactions of Board [Corp. Code Sec. 307(a)(8)]

      Section 2.14. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Sections 2.23 and
2.28 of these Bylaws.


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                Withdrawal of Quorum [Corp. Code Sec. 307(a)(8)]

      Section 2.15. Any meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meetings.

                     Adjournment [Corp. Code Sec. 307(a)(4)]

      Section 2.16. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, however, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      Section 2.17. [Reserved]

                 Conduct of Meetings [Corp. Code Sec. 212(b)(2)]

      Section 2.18. At every meeting of the Board, the Chairman of the Board or, in his absence, the President of the corporation or, in his absence, the Vice President designated by him or, in the absence .of such designation, a chairman chosen by a majority of the directors present shall preside. The Secretary of the corporation shall act as Secretary of the Board. In the event the Secretary shall be absent from any meeting, the Chairman may appoint any person to act as secretary of the meeting.

              Telephone Participation [Corp. Code Secs. 212(b)(2),
                                   307(a)(6)]

      Section 2.19. Members of the Board may participate in any meeting through use of conference telephone or similar communications equipment, whenever, such participation is authorized by resolution adopted by the Board, so long as all members participating in such meeting can hear one another.

                 Action Without Meeting [Corp. Code Sec. 307(b)]

      Section 2.20. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents must be filed with the minutes of the proceedings of the Board. Action by written consent has the same force and effect as a unanimous vote of the directors.


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                    Duties of Directors [Corp. Code Sec. 309]

      Section 2.21. (a) Each director shall perform the duties of a director, including duties as a member of any committee of the Board on which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

      (b) In performing his or her duties, each director shall be entitled, so long as in any such case he or she acts in good faith after reasonable inquiry when the need for it is indicated by the circumstances and without knowledge that Would cause such reliance to be unwarranted, to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

      (1) One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matters presented;

      (2) Counsel, independent accountants, or other persons as to matters which the director believes to be within such person's professional or expert competence; or

      (3) A committee of the Board on which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence.

       (c) A person who performs the duties of director in accordance with paragraphs (a) and (b) of this Section 2.21 shall have no liability based on any alleged failure to discharge the person's obligation as a director.

                    Compensation [Corp. Code Sec. 212(b)(2)]

      Section 2.22. Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Any director may serve the corporation in any other capacity as an officer, agent, employee, or otherwise and receive compensation therefor.


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               Transactions With Corporation [Corp. Code Sec. 310]

      Section 2.23. (a) No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of the directors of this corporation has a material financial interest; is either void or voidable because such director or directors or such other corporation, firm, or association are parties or because such director or directors are present at the meeting of the Board or Board committee which authorizes, approves, or ratifies the contract or transaction, if:

      (1) The material facts as to the transaction and as to the director's interest are fully disclosed or known to the shareholders and such contract or transaction is approved by the shareholders, as that term is defined in Section 153 of the California Corporations Code, in good faith, with the shares owned by the interested director or directors not being entitled to vote thereon; or

      (2) The material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board or Board committee, and the Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved, or ratified; or

      (3)   As to contracts or transactions not approved as provided in clauses
            (1) and (2) above, of this paragraph (a), the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved, or ratified.

      A mere common directorship does not constitute a material financial interest within the meaning of the above provisions. Nor is a director interested within the meaning of the above provisions in a resolution fixing the compensation of another director as a director, officer, or employee of corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

      (b) No contract or other transaction between the corporation and any corporation or association of which one or more of the directors of this corporation are directors is either void or voidable because such director or directors are present at the Board or Board committee meeting which authorizes, approves, or ratifies the contract or transaction, if:


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      (1)   The material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the Board or Board committee, and the Board or Board committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors or the contract or transactions approved by the shareholders, as that term is defined in Section 153 of the California Corporations Code, in good faith; or

      (2)   As to contracts or transactions not approved as provided in clause
            (1) of this paragraph (b), the contract or transaction is just and reasonable as to the corporation at the time it is authorized, approved, or ratified.

      This provision does not apply to contracts or transactions covered by paragraph (a) of this Section 2.23.

      (c) Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or Board committee which authorizes, approves, or ratifies a contract or transaction.

            Liability of Directors [Corp. Code Sec. 316(a), (b), (e)]

      Section 2.24. (a) Subject to the provisions of Section 2.21 of these Bylaws, directors who approve any of the following corporate actions shall be jointly and severally liable to the corporation for the benefit of all of the creditors or shareholders entitled to institute an action under Section 316(c) of the California Corporations Code:

      (1) The making of any distribution to its shareholders, as that term is defined in Section 166 of the California Corporations Code, to the extent that it is contrary to the provisions of Sections 500 to 503, inclusive, of the California Corporations Code.

      (2) The distribution of assets to shareholders after institution of dissolution proceedings of the corporation, if any, without paying or adequately providing for all known liabilities of the corporation, excluding any claims not filed by creditors within the time limit set in the notice given to creditors under the provisions of Sections 1800 to 2011, inclusive, of the California Corporations Code.

      (3) The making of any loan or guaranty contrary to Section 315 of the California Corporations Code.


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      (b) a director who is present at a meeting of the Board, or any Board committee, at which action specified in paragraph (a) of this Section 2.24 is taken and who abstains from voting shall be considered to have approved the action.

      (c) Directors liable under this Section of these Bylaws shall be entitled to be subrogated to the rights of the corporation:

      (1) With respect to clause (1) of paragraph (a) of this Section 2.24, against shareholders who received the distribution.

      (2) With respect to clause (2) of paragraph (a) of this Section 2.24, against shareholders who received the distribution of assets.

      (3) With respect to clause (3) of paragraph (a) of this Section 2.24, against the person who received the loan or guaranty.

                      Indemnification [Corp. Code Sec. 317]

                      Definitions [Corp. Code Sec. 317(a)]

      Section 2.25. (a) For the purposes of Sections 2.26-2.32 of these Bylaws, "agent" means any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise.

      (b) For the purposes of Sections 2.26-2.32 of these Bylaws, "proceeding" means any threatened, pending, or completed action or proceeding whether civil, criminal, administrative, or investigative; and "expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under Section 2.27 or Paragraph (d) of Section 2.28.

                Power to Indemnify [Corp. Code Sec. 317(b), (c)]

      Section 2.26. (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgement in its favor) by reason of the fact that that person is or was an agent of the corporation, against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with that proceeding if the person acted in good faith and in a manner the person reason ably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no


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reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgement, order, settlement, conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

      (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgement in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by the person in connection with the defence or settlement of that action if that person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made for any of the following:

      (1) Any claim, issue, or matter for which any person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding was or is pending shall determine on application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court shall determine;

      (2) Amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

      (3) Expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

              Expenses of Successful Agent [Corp. Code Sec. 317(d)]

      Section 2.27. To the extent that an agent of this corporation has been successful on the merits in the defense of any proceeding referred to in Section
2.26 or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.


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                  Determination That Indemnification Is Proper
                            [Corp. Code Sec. 317(e)]

      Section 2.28. Except as provided in Section 2.27, any indemnification under Sections 2.26-2.31 of these Bylaws shall be made by the corporation only if authorized in the specific case, on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2.26 by:

      (a) A majority vote of a quorum consisting of directors who are not parties to that proceeding;

      (b) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

      (c) Approval of the shareholders, as that term is defined in Section 153 of the California Corporations Code, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

      (d) The court in which that proceeding is or was pending on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defence, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

                  Advance of Expenses [Corp. Code Sec. 317(f)]

      Section 2.29. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of that proceeding on receipt of an undertaking by or on behalf of the agent to repay that amount if it is determined ultimately that the agent is not entitled to be indemnified as authorized in Sections 2.26-2.31 of these Bylaws.

                Nonexclusive Provisions [Corp. Code Sec. 317(g)]

      Section 2.30. The indemnification authorized by Sections 2.26-2.31 of these Bylaws shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to California Corporations Code Section 204(a) (11). The indemnification provided by Sections 2.26-2.31 of these Bylaws for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and


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its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the Articles.

      An Article provision authorizing indemnification "in excess of that otherwise permitted by Corporations Code Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, California Corporations Code Section 204(a)(11), and a provision for additional indemnification.

      The rights to indemnity hereunder shall continue for a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

             Limitation on Indemnification [Corp. Code Sec. 317(h)]

      Section 2.31. No indemnification or advance shall be made under Sections 2.26-2.29 of these Bylaws, except as provided in Section 2.27 or Paragraph (d) of Section 2.28, in any circumstance in which it appears:

      (a) That it would be inconsistent with a provision of the Articles, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, that prohibits or otherwise limits indemnification; or

      (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                       Insurance [Corp. Code Sec. 317(i)]

      Section 2.32. The corporation shall have power to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as an agent, whether or not the corporation would have power to indemnify the agent against that liability under the provisions of Sections 2.25-2.31 of these Bylaws.


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      The fact that the corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not affect the corporation's power to purchase and maintain that insurance in the following circumstances: (1) if authorized in the corporation's articles, any policy issued is limited to the extent provided in Corporations Code Section 204(d); or (2) the company issuing the policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization; that company provides procedures for processing claims that do not permit it to be subject to direct control of the corporation that purchased the policy; and the policy provides for some manner of risk sharing between the issuer and purchaser of the policy, and some unaffiliated person or persons. Risk sharing may be undertaken by providing for more than one unaffiliated owner of the company issuing the policy, or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

                                Board Committees

                   Authority to Appoint [Corp. Code Sec. 311]

      Section 2.33. (a) The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee shall require the vote of a majority of the authorized number of directors.

                  Authority of Committee [Corp. Code Sec. 311]

      (b) Any such committee referred to in paragraph (a) of this Section 4.33, to the extent provided in the Board resolution or in these Bylaws, shall have all the authority of the Board, except with respect to:

      (1) The approval of any action for which the General Corporation Law also requires shareholders' approval, as that term is defined in
            Section 153 of the California Corporations Code, or approval of the outstanding shares, as that term is defined in Section 152 of the California Corporations Code.

      (2)   The filling of vacancies on the Board or in any committee.

      (3) The fixing of compensation of the directors for serving on the Board or on any committee.


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      (4)   The amendment or repeal of these Bylaws or the adoption of new bylaws.

      (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

      (6)   A distribution to the shareholders of the corporation, as defined in
            Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board.

      (7) The appointment of other committees of the Board or the members thereof:

      Applicability of Other Sections [Corp. Code Sec. 307(c)]

      (c) The provisions of Sections 2.08-2.17, inclusive, and of Sections 2.19 and 2.20 of this Article II apply to such committees, mutatis mutandis.


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                      ARTICLE III. DETERMINING SHAREHOLDERS
                                    OF RECORD

             Record Date Fixed by Board [Corp. Code Secs. 212(b)(7),
                                     701(a)]

      Section 3.01. (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any of the other aforementioned actions.

                 Record Date Not Fixed [Corp. Code Sec. 701(b)]

      (b) If no record date is fixed:

      (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

      (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (see Sec. 4.16), when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

      (3) The record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

           Record Date for Adjourned Meeting [Corp. Code Sec. 701(c)]

      (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board must, however, fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

            Rights of Shareholders of Record [Corp. Code Sec. 701(4)]

      (d) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case maybe, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or in the General Corporation Law.

                       ARTICLE IV. SHAREHOLDERS' MEETINGS

             Place of Meetings [Corp. Code Secs. 212(b)(2), 600(a)]

      Section 4.01. Meetings of shareholders shall be held at any place within or without the State of California designated in the notice of the meeting or by resolution of the Board of Directors. In the absence of any such designation or resolution, shareholders' meetings shall be held at the principal executive office of the corporation.

                                 Annual Meeting

                      Time of Meeting; Business Transacted
                [Corp. Code Secs. 212(b)(2), (4), 600(b), 601(a)]

      Section 4.02. (a) The annual meeting of shareholders shall be held on the second Tuesday of March of each year, at the hour of 10:30 A.M., provided, however, that should said day fall on a legal holiday, then at the same time on the next day thereafter which is not a legal holiday. At such meetings directors shall be elected, reports on the affairs of the corporation shall be considered, and any other proper matter may be presented and business transacted which is within the power of the shareholders.

                 Failure to Hold [Corp. Code Secs. 177, 600(c)]

      (b) If there is a failure to hold the annual meeting for a period of sixty
(60) days after the date designated therefor as provided in paragraph (a) of this Section 4.02, any shareholder may apply to the superior court of the county in which the corporation's principal executive office is located for an order compelling the corporation to hold the meeting. The shares represented at the meeting so held, either in person or by proxy, and entitled to vote thereat shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Articles, these Bylaws, or the General Corporation Law to the contrary.

             Notice of Meetings [Corp. Code Secs. 212(b)(2), 601(a)]

      Section 4.03. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each shareholder entitled to vote thereat, subject to the provisions of paragraph (f) of this Section 4.03.

                       Method of Giving Notice [Corp. Code
                            Secs. 212(b)(2), 601(b)]

      (b) Notice of a shareholders' meeting shall be given either personally or by mail, postage prepaid, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

      If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

               Time of Notice [Corp. Code Secs. 212(b)(2), 601(a))

      (c) Notice of any meeting of the shareholders shall be sent by first-class mail to each shareholder entitled thereto not less than ten (10) nor more that sixty (60) days before the date of the meeting; provided, however, that at any time that this corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations
Code) on the record date for the shareholders' meeting, notice may be sent by third-class mail if sent not less than 30 days before the date of the meeting.

                Contents of Notice [Corp. Code Sec. 601(a), (f)]

      (d) The notice of any meeting of the shareholders shall state the place, date, and hour of the meeting and: (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted; or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action, provided, however, that any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310 (relating to contracts and transactions between the corporation and any director or legal entity in which a director has a material financial interest (see Sec. 2.23 of these Bylaws)),
Section 902 (relating to amendment of the articles), Section 1201 (relating to reorganizations), Section 1900 (relating to voluntary dissolution), or Section 2007 (relating to distribution plans on dissolution) of the Corporations Code shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice. The notice of any meeting at which directors are to be elected must include the names of nominees intended at the time of the notice to be presented by management for election.

              Notice of Adjourned Meeting [Corp. Code Sec. 601(d)]

      (e) When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

                       Waiver of Notice and Other Defects
                          [Corp. Code Sec. 601(e), (f)]

      (f) The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum (see Sec. 4.05 of these Bylaws) is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Except as provided in Paragraph (d) of this Section 4.03 and unless otherwise provided in the Articles, neither the business to be transacted nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting, or approval of the minutes of the meeting.

      Attendance by a person at any such meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters required to be included in the notice but not so included if the objection is expressly made at the meeting.

                Calling of Special Meeting [Corp. Code Secs. 177,
                               212(b) (2), 601(c)]

      Section 4.04. (a) On request in writing to the Chairman of the Board, or the President, or a Vice President, or the Secretary of the corporation by any person (other than the Board) entitled to call a special meeting of the shareholders (see paragraph (b) of this Section 4.04), the officer forthwith must cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice or they may apply to the superior court of the county in which the principal executive office of the corporation is located or an order, after notice to the corporation giving it an opportunity to be heard, summarily ordering the giving of the notice.

                   Persons Entitled to Call Special Meetings
                      [Corp. Code Secs. 212(b)(2), 600(d)]

      (b) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than ten (10) percent of the votes at the meeting.

              Quorum of Shareholders [Corp. Code Secs. 112, 602(a)]

      Section 4.05. (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, provided, however, that whenever shares are disqualified by the General Corporations Law from voting on any matter, they shall not be considered outstanding for the determination of a quorum at any meeting to act on that matter under any other provision of the General Corporation Law or the Articles or these Bylaws.

                     Loss of Quorum [Corp. Code Sec. 602(b)]

      (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

             Adjournment for Lack of Quorum [Corp. Code Sec. 602(c)]

      (c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in paragraph (b) of this Section 4.05.

                  Effect of Vote [Corp. Code Secs. 112, 602(a)]

      Section 4.06. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles, and except as provided in paragraph (a) of Section 4.05 of these Bylaws, provided, however, that whenever shares are disqualified by the General Corporation Law from voting on any matter, they shall not be considered outstanding for the determination of the required vote to approve action on that matter under any other provision of the General Corporation Law or the Articles or these Bylaws.

               Election of Directors [Corp. Code Sec. 708(c), (e)]

      Section 4.07. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

 Votes Per Share--Voting of Fractional Shares [Corp. Code Secs. 112,407, 700(a)]

      Section 4.08. Except as provided in Section 4.09 and except as may otherwise be provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights.

                 Voting Multiple Shares [Corp. Code Sec. 700(b)]

      Section 4.09. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares being voted affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote.

                 Cumulative Voting [Corp. Code Sec. 708(a)-(c)]

      Section 4.10. Every shareholder entitled to vote at any election of directors may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute them on the same principle among as many candidates as the shareholder thinks fit. But no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

              Voting of Shares by Fiduciaries, Minors, or Entities
                           [Corp. Code Secs. 702-704]

      Section 4.11. (a) The rights of the persons and entities specified in this section to vote shares are governed by the provisions of this Section of the Bylaws.

                Personal Representative [Corp. Code Sec. 702(a)]

      (b) Except as provided in paragraph (i) of this Section 4.11, shares held by an administrator, executor, guardian, conservator, or custodian may be voted by such holder either in person or by proxy, without a transfer of the shares into the holder's name.

                        Trustee [Corp. Code Sec. 702(a)]

      (c) Shares standing in the name of a trustee may be voted by the trustee, either in Person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name.

                        Receiver [Corp. Code Sec. 702(b)]

      (d) Shares standing in the name of a receiver may be voted by the receiver. Shares held by or under the control of a receiver may be voted by the receiver without their being transferred into the receiver's name if authority to so vote them is contained in the court order appointing the receiver.

                        Pledgee [Corp. Code Sec. 702(c)]

      (e) Subject to the provisions of Section 4.12 of these Bylaws and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                         Minor [Corp. Code Sec. 702(d)]

      (f) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, or the nonage, unless a guardian of the minor's property has been appointed and written notice of the appointment given to the corporation.

                      Corporation [Corp. Code Sec. 703(a)]

      (g) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president, or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president, or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the foregoing provisions; unless the contrary is shown.

                       Subsidiary [Corp. Code Sec. 703(b)]

      (h) Shares of the corporation owned by any subsidiary of the corporation shall not be entitled to vote on any matter.

                  Corporate Fiduciary [Corp. Code Sec. 703(c)]

      (i) Shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by its subsidiary, if any, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

                     Shares in Names of Two or More Persons
                              [Corp. Code Sec. 704]

      (j) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, (persons entitled to vote under a shareholder voting agreement,) or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

      (1)   If only one votes, such act binds all.

      (2)   If more than one vote, the act of the majority so voting binds all.

      (3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

      If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

                          Proxies [Corp. Code Sec. 705]

      Section 4.12. (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Except as otherwise provided by written agreement between the parties, the recordholder of shares which a person holds as pledgee or otherwise as security or which belong to another must issue to the pledgor or to the owner of such shares, on demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

                  Presumptive Validity [Corp. Code Sec. 705(a)]

      (b) Any proxy purporting to be executed in accordance with this Section
4.12 shall be presumptively valid.

                   Duration of Proxy [Corp. Code Sec. 705(b)]

      (c) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as provided in paragraphs (f) and (g) of this Section 4.12. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

              Death or Incapacity of Maker [Corp. Code Sec. 705(c)]

      (d) A proxy is not revoked by the death or incapacity of the maker, unless (except as provided in paragraph (f) of this Section 4.12), before the vote is counted, written notice of such death or incapacity is received by the corporation.

            Revocation of Proxy [Corp. Code Secs. 212(b)(3), 705(b)]

      (e) Revocation of a proxy is effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or as to any meeting by attendance at such meeting and voting in person by, the person executing the proxy.

           Proxy Providing for Irrevocability [Corp. Code Sec. 705(e)]

      (f) A proxy which states that it is irrevocable is irrevocable for the period specified therein (notwithstanding paragraph (d) of this Section 4.12) when it is held by any of the following or a nominee of any of the following:

      (1)   A pledgee.

      (2) A person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in the corporation to the maker of the proxy.

      (3) A creditor or creditors of the corporation or the shareholder who extended or continued credit to the corporation or the shareholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit.

      (4) A person who has contracted to perform services as an employee of the corporation, if a proxy is required by the contract of the employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee, and the period of employment contracted for.

      (5)   A beneficiary of a trust with respect to shares held by the trust.

      In addition, a proxy may be made irrevocable (notwithstanding paragraph
(d) of this Section 4.12) if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligations secured by it.

                   When Irrevocable Proxy Is Revocable [Corp.
                             Code Sec. 705(e), (f)]

      (g) Notwithstanding the period of irrevocability specified in the proxy as provided in paragraph (f) of this Section 4.12, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated, or the seller no longer owns any shares of the corporation or dies, the debt of the corporation or the shareholder is paid, the period of employment provided for in the contract of employment has terminated or the agreement under section 706 of the Corporation Code has terminated.

      A proxy may be revoked, notwithstanding a provision making it irrevocable, by a transferee of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.

             Form of Proxy or Written Consent [Corp. Code Sec. 604]

      (h) Any form of proxy or written consent (see Section 4.16 of these Bylaws) distributed to ten (10) or more shareholders must, if the outstanding shares are held of record by one hundred (100) or more persons as determined under Section 605 of the California Corporations Code, afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted on at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and must provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith.

      In any election of directors, any form of proxy in which the directors to be voted on are named therein as candidates and which is marked by a shareholder "withhold" or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director.

      Failure to comply with this paragraph (h) does not invalidate any corporate action taken, but may be the basis for challenging any proxy at a meeting and any shareholder may sue in the superior court to compel compliance therewith.

            Directors' Determination of Execution and Use of Proxies
                          [Corp. Code Sec. 212(b)(3)]

      (i) The Board of Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

                      Voting Trust [Corp. Code Sec. 706(b)]

      Section 4.13. (a) Shares may be transferred by written agreement to trustees in order to confer on them the right to vote and otherwise represent the shares for such period of time, not exceeding ten (10) years, as may be specified in the agreement. At any time within two (2) years prior to the time of expiration of any voting trust agreement as originally fixed or as last extended as provided in this paragraph, one or more beneficiaries under the voting trust agreement may, by written agreement and with the written consent of the voting trustee or trustees, extend the duration of the voting trust agreement with respect to their shares for an additional period not exceeding ten (10) years from the expiration date of the trust as originally fixed or as last extended as provided in this paragraph. A duplicate of the voting trust agreement and any extension thereof must be filed with Secretary of the corporation and shall be open to inspection by a shareholder, a holder of a voting trust certificate, or the agent of either, on the same terms as the record of shareholders of the corporation is open to inspection.

                   Effect of Section [Corp. Code Sec. 706(d)]

      (b) This section of the Bylaws is not intended to invalidate any voting or other agreement among shareholders or any irrevocable proxy meeting the requirements of paragraph (f) of Section 4.12 of these Bylaws.

                  Inspectors of Election [Corp. Code Sec. 707]
                      Appointment [Corp. Code Sec. 707(a)]

      Section 4.14. (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear on refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy must, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.

                         Number [Corp. Code Sec. 707(a)]

      (b) The number of inspectors shall be either one or three. If the inspector or inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

                      Duties [Corp. Code Sec. 707(b), (c)]

      (c) The inspector or inspectors of election shall:

      (1) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies.

      (2)   Receive votes, ballots, or consents.

      (3) Hear and determine all challenges and questions in any way arising in connection with the right to vote.

      (4)   Count and tabulate all votes or consents.

      (5)   Determine when the polls shall close.

      (6)   Determine the result of the election.

      (7) Do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      (8) Perform his, her, or their duties impartially, in good faith, to the best of his, her, or their ability and as expeditiously as is practical.

             Decision, Act, or Certificate [Corp. Code Sec. 707(c)]

      (d) If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated in it.

                 Conduct of Meetings [Corp. Code Sec. 212(b)(2)]

      Section 4.15. At every meeting of the shareholders, the President of the corporation, or in his absence the Vice President designated by the President, or in the absence of such designation a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the shareholders of the corporation present in person or by proxy and entitled to vote, shall act as chairman. The Secretary of the corporation, or in the Secretary's absence and Assistant Secretary, if any, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary and all Assistant Secretaries, if any, the chairman may appoint another person to act as secretary for the meeting.

                 Action Without a Meeting [Corp. Code Sec. 603]

                 When Authorized [Corp. Code Sec. 603(a), (d)]

      Section 4.16. (a) Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided, however, that directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

             Notice of Shareholder Approval [Corp. Code Sec. 603(b)]

      (b) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice to those shareholders entitled to vote who have not consented in writing must be given as follows:

      (1) Notice of any shareholder approval pursuant to Section 310 (relating to contract or transaction between corporation and its director or legal entity in which one or more of its directors has a material financial interest (see sec. 2:23 of these Bylaws)), Section 317 (relating to indemnification by corporation of its director, officer, employee, or agent arising out of court, administrative, or investigative proceeding (see secs. 2.25-2.32 of these Bylaws)),
            Section 1201 (relating to reorganizations), or Section 2007 (relating to plan of distribution on dissolution) of the California Corporations Code without a meeting by less than unanimous written consent must be given at least ten (10) days before the consummation of the action authorized by such approval; and

      (2) Prompt notice must be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

      Paragraph (b) of Section 4.03 of these Bylaws, relating to the method of giving notice, applies to the notice provided by this section.

                 Revocation of Consent [Corp. Code Sec. 603 (c)]

      (c) Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. The revocation is effective on its receipt by the Secretary of the corporation.

                               ARTICLE V. OFFICERS

             Number and Titles [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.01. The officers of the corporation shall be a Chairman of the Board or a President or both a Chairman of the Board and a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The corporation may also have, at the discretion of the Board, any other officers that may be appointed in accordance with the provisions of Section 5.03 of this Article. One person may hold two or more offices. In its discretion, the Board of Directors may leave unfilled, for any period it may fix, any office except the offices of Chairman of the Board or President, Secretary, and Chief Financial Officer.

                Appointment [Corp. Code Secs. 212(b)(6), 312(b)]

      Section 5.02. The officers of the corporation, except those officers that are appointed in accordance with the provisions of Sections 5.03 or 5.05 of this Article, shall be chosen annually by the Board. Each officer shall serve at the pleasure of the Board, subject to any rights that he or she has under any employment contract with the corporation, and shall hold office until the appointment of his or her successor, or until his or her resignation, removal from office pursuant to Section 5.04, or other disqualification.

               Other Officers [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.03. The Board may appoint any officers that may be necessary to enable the corporation to sign instruments and share certificates including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each such officer shall hold office for the period, have the authority, and perform duties that the Board may, by resolution, from time to time determine.

          Removal and Resignation [Corp. Code Secs. 212(b)(6), 312(b)]

      Section 5.04. Any officer may be removed, either with or without cause, subject to any rights of the officer under any employment contract with the corporation, by the vote of the Board at any regular or special meeting of the Board, or by the unanimous written consent of the directors then in office without a meeting. Any officer may resign at any time without prejudice to any rights of the corporation under any contract to which the officer is a party by giving written notice to the Chairman of the Board, if there is such an officer, or to the President, or to the Secretary of the corporation. Any such resignation shall take effect on the date the notice is received unless a later effective date is specified, in which case the resignation is effective on the specified date. Unless otherwise specified in the notice, acceptance of the resignation by the Board shall not be necessary to make it effective.

                 Vacancies [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.05. If the office of Chairman of the Board, President, Secretary, or Chief Financial Officer becomes vacant by reason of death, resignation, removal, or otherwise, the Board shall fill it by appointing a successor officer [who shall hold the office for the unexpired term). If any other office becomes vacant, the Board may, in its discretion, leave it unfilled for any period that it may fix or it may appoint a successor officer to fill the vacancy.

           Chairman of the Board [Corp. Code Secs. 212(b)(6), 312(a),
                                     416(a)]

      Section 5.06. The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board and exercise and perform any other powers and duties that are assigned to him or her by the Board or prescribed by law or by these Bylaws. When so directed by the Board, the Chairman shall, with the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or Assistant' Treasurer, if any, sign share certificates. Signatures on the certificates may be facsimile.

                 President [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.07. Subject to the supervisory powers, if any, that may be given by the Board to the Chairman of the Board, if there is such an officer, the President shall be the chief executive officer of the corporation and, except as otherwise provided in these Bylaws, shall have: (1) general supervision, direction, and control of the business and officers of the corporation; (2) the general powers and duties of management usually vested in the office of, President of a corporation; and (3) any other powers and duties prescribed by the Board or by these Bylaws. Within this authority and in the course of his or her duties, the President shall:

                                    Meetings

      (a) Preside at all meetings of the shareholders, preside at Board Meetings in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board, and be ex officio a member of all Board committees.

                   Share Certificates [Corp. Code Sec. 416(a)]

      (b) Except when otherwise directed by the Board, sign, with the Secretary or an Assistant Secretary, if any, or the Chief Financial Officer or Assistant Treasurer, if any, all share certificates of the corporation. Signatures on the certificates may be facsimile.

                                   Instruments

      (c) Sign all corporate instruments on behalf of the corporation as provided in Section 6.02 of Article VI of these Bylaws.

                             Hire and Fire Employees

      (d) Subject to direction from the Board, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees of the corporation other than the officers. These functions may, however, be delegated by the President, or the Board, to specified persons in the various levels of management.

                       Voting Shares of Other Corporations
                            [Corp. Code Sec. 703(a)]

      (e) Unless otherwise directed by the Board and subject to its control, attend in person and, unless prohibited by law, act and vote, on behalf of this corporation, at all meetings of the shareholders of any corporation in which this corporation holds shares.

               Vice President [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.08. In the absence or disability of the President, the Vice President or the Vice Presidents if there are more than one in order of their rank as fixed by the Board, or if not ranked the Vice President designated by the Board, shall perform all the duties of the President and shall for this purpose act within the President's scope of authority. The Vice President or the Vice Presidents shall have any other powers and perform any other duties prescribed for them respectively by the Board or by these Bylaws.

                 Secretary [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.09. The Secretary shall:

                          Seal [Corp. Code Sec. 207(a)]

      (a) Have custody of the corporate seal and shall affix it in appropriate cases to all corporate instruments.

                        Records, Reports, and Statements

      (b) Have custody of the records of the corporation and ensure that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

                                     Notices

      (c) Ensure that all notices are given in accordance with the provisions of these Bylaws or as required by law. In case of the Secretary's absence, disability, or neglect or refusal to act, notice may be given and served or caused to be served by an Assistant Secretary, if any, by the President or a Vice President of the corporation, or by the Board of Directors.

                                     Minutes

      (d) Act as Secretary at all meetings of shareholders and of the Board and record, or cause to be recorded, in the minute book all actions taken at those meetings. In case of the Secretary's absence, disability, neglect of duties, or refusal to act, this duty may be performed by an Assistant Secretary, if any, or any other person appointed by the person presiding at the meeting.

                       Minute Book [Corp. Code Sec. 1500]

      (e) Keep a written book of minutes, at the corporation's principal executive office or other place designated by the Board, of all proceedings of the corporation's shareholders, Board, and Board committees, including: the time and place of meeting; whether the meeting was regular or special; the authorization for any special meeting; the type of notice given, the names of the persons attending Board and committee meetings; the number of shares present or represented at shareholder meetings; and the proceedings of the meeting.

               Articles of Incorporation [see Corp. Code Sec. 209]

      (f) Keep the original or a copy of the Articles of Incorporation, certified by the Secretary of State, with all amendments in the minute book.

                          Bylaws [Corp. Code Sec. 213]

      (g) Keep at the corporation's principal executive office the original or a copy of these Bylaws to date, that shall be open to inspection by the shareholders at all reasonable times during office hours.

                  Record of Shareholders [Corp. Code Sec. 1500]

      (h) Keep at the corporation's principal executive office or at the office of its transfer agent or registrar in California a record of the corporation's shareholders, showing the names and addresses of all shareholders and the number and class of shares held by each.

                      Certify Records [Corp. Code Sec. 314]

      (i) When requested to do so by the Board, any director individually, a Board committee, or the President or other officer of this corporation, or when so required by law, certify as a true copy a copy of the Bylaws of the corporation, or of the minutes of any meeting of the incorporators, shareholders, directors, Board committee, or other, or of any resolution adopted by the Board, a Board committee, or the shareholders. This duty may be performed by any Assistant Secretary of the corporation.

                   Share Certificates [Corp. Code Sec. 416(a)]

      (j) Sign, with the Chairman of the Board or the Vice Chairman, if any, or the President or a Vice-President, all share certificates of the corporation. In lieu of signing by the Secretary, the certificates may be signed by an Assistant Secretary, if any, or by the Chief Financial Officer or Assistant Treasurer, if any, of the corporation. Signatures on the certificates may be facsimile.

          Exhibit Record of Shareholders [Corp. Code Sec. 1600(a), (c),
                                      (d)]

      (k) Make the record of shareholders available during usual business hours for inspection and copying:

      (1) To any shareholder or shareholders who hold at least 5 percent in the aggregate of the outstanding voting shares of a corporation, or who hold at least 1 percent of those voting shares and who have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation, on five business days' prior written demand on the corporation; and

      (2) To any shareholder or holder of a voting trust certificate on written demand on the corporation for a purpose reasonably related to that holder's interests as a shareholder or holder of a voting trust certificate.

      Any inspection and copying under this paragraph may be made in person or by agent or attorney.

              Exhibit Minutes to Shareholder [Corp. Code Sec. 1601]

      (l) On the written demand on the corporation of any shareholder or holder of a voting trust certificate, make available for inspection at any reasonable time during usual business hours to that shareholder or holder of such voting trust certificate for a purpose reasonably related to that holder's interests as a shareholder or as the holder of that voting trust certificate, or to his or her agent or attorney, the minutes of any proceedings of the shareholders, the Board, or Board committee, or any accounting books and records in the Secretary's custody. This right of inspection includes the right to copy and make extracts.

               Exhibit Records to Director [Corp. Code Sec. 1602]

      (m) Make available at any reasonable time to any director who requests, or to his or her agent or attorney, for inspection all books, records, and documents of every kind of the corporation that the Secretary is charged by these Bylaws with maintaining and/or keeping or that are in the Secretary's custody. This right of inspection includes the right to copy and make extracts.

                                  Other Duties

      (n) Perform any and all other functions and duties that may be specified in other sections of these Bylaws and any other duties that may from time to time be assigned by the Board.

                              Absence of Secretary

      (o) In case of the Secretary's absence, disability, neglect of duties, or refusal to act, the Assistant Secretary, or if there is none, the Chief Financial Officer acting as Assistant Secretary may perform all of the functions and duties of the Secretary. In case of the absence, disability, neglect of duties, or refusal to act, of the Assistant Secretary or Chief Financial Officer, as the case may be, as well as the Secretary, then any person authorized by the President, Vice President, or Board of Directors shall perform the functions and duties of the Secretary.

            Assistant Secretary [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.10. If the Board appoints one or more Assistant Secretaries, then, at the request of the Secretary or in case of the Secretary's absence or disability, the Assistant Secretary, or, if there is more than one, the Assistant Secretary designated by the Secretary, shall perform all the duties of the Secretary, and shall for this purpose act within the Secretary's scope of authority. The Assistant Secretary or Assistant Secretaries shall also perform any other duties that from time to time may be assigned to them by the Board or by the Secretary.

          Chief Financial Officer [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.11. The Chief Financial Officer shall:

                           Funds--Custody and Deposit

      (a) Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit all the funds in the name of the corporation in the banks, trust companies, or other depositaries selected by the Board.

                                 Funds--Receipt

      (b) Receive, and give receipt for, moneys due and payable to the corporation from any source whatever.

                               Funds--Disbursement

      (c) Disburse or cause to be disbursed, the funds of the corporation as may be directed by the Board, taking proper vouchers for those disbursements.

                    Maintain Accounts [Corp. Code Sec. 1500]

      (d) Keep and maintain adequate and correct books and records of account either in written form or in any other form capable of being converted into written form.

                       Reports to President and Directors

      (e) Render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation.

                        Financial Reports to Shareholders
                    [Corp. Code Secs. 114, 1501(a),(c),(d)]

      (f) Take the following actions with respect to financial reports:

      (1) Prepare, or cause to be prepared, the balance sheet, income statement, and statement of changes in the corporation's financial position for the fiscal year to be included in the annual report to shareholders, and either ensure that the statements are accompanied by a report on them of independent accountants or, if there is no accountant's report, certify that the statements were prepared without audit from the books and records of the corporation.

      (2) On the written request of any shareholder or shareholders holding at least 5 percent of the outstanding shares of any class, prepare, or cause to be prepared, and deliver or mail to the person making the request within 30 days after the request an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of that period and, if no annual report for the last fiscal year was sent to shareholders, the statements required by clause (l) of this paragraph.

      (3) Keep on file in the corporation's principal office for a period of 12 months a copy of the statements referred to in clause (2) of this paragraph and exhibit them at all reasonable times to any shareholder demanding an examination of them or mail a copy of them to that shareholder.

      (4) Either cause the quarterly income statements and balance sheets referred to in clause (2) of this paragraph to be accompanied by the report on the statements prepared by independent accountants engaged by the corporation or, if there is no such report, certify that the statements were prepared without audit from the books and records of the corporation.

      (5) Prepare the financial statements, balance sheets, income statements, and statements of changes in financial position referred to in this paragraph, or have them prepared, in accordance with generally accepted accounting principles.

             Exhibit Accounts to Shareholders [Corp. Code Sec. 1601]

      (g) On the written demand on the corporation of any shareholder or holder of a voting trust certificate, exhibit for inspection at any reasonable time during usual business hours to that shareholder or holder of such voting trust certificate for a purpose reasonably related to that holder's interests as a shareholder or as the holder of such voting trust certificate, or to his or her agent or attorney any or all of the accounting books and records of the corporation. This right of inspection includes the right to copy and make extracts.

              Exhibit Accounts to Directors [Corp. Code Sec. 1602]

      (h) Exhibit at any reasonable time to any director of the corporation who so requests, or to his' or her agent or attorney, for inspection any and all books, records, and documents of every kind that the Chief Financial Officer is charged by these Bylaws with maintaining and/or keeping or that are in the Chief Financial Officer's custody. This right of inspection includes the right to copy and make extracts.

                   Share Certificates [Corp. Code Sec. 416(a)]

      (i) Sign, with the Chairman of the Board or Vice Chairman, if any, or the President or a Vice President, all share certificates of the corporation. In lieu of signing by the Chief Financial Officer, those certificates may be signed by an Assistant Treasurer, if any, or by the Secretary or by an Assistant Secretary, if any, of the corporation. Signatures on the certificates may be facsimile.

                                      Bond

      (j) If required by the Board or the President, give to the corporation a bond, with one or more sureties or a surety company, in a sum satisfactory to the Board, for the faithful performance of the duties as Chief Financial Officer and for the restoration to the corporation, in the event of the Chief Financial Officer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

                                  Other Duties

      (k) Perform any and all other functions and duties required of the Chief Financial Officer that may be specified in other sections of these Bylaws and, in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board.

                       Absence of Chief Financial Officer

      (1) In case of the Chief Financial Officer's absence, disability, refusal to act, or neglect of duties, the Assistant Treasurer, or if there is none, the Secretary acting as Assistant Treasurer may perform all of the functions and duties of the Chief Financial Officer. In case of the absence, disability, refusal to act, or neglect of duties, of the Assistant Treasurer or Secretary, as the case may be, as well as of the Chief Financial Officer, then any person authorized by the President or Vice President or by the Board shall perform the functions and duties of the Chief Financial Officer.

            Assistant Treasurer [Corp. Code Secs. 212(b)(6), 312(a)]

      Section 5.12. If the Board appoints one or more Assistant Treasurers they shall, if so required by the Board, each give a bond for the faithful discharge of his or her respective duties in the sum, and with the sureties, as the Board shall require. At the request of the Chief Financial Officer or in the case of the Chief Financial Officer's absence or disability, the Assistant Treasurer shall perform all the duties of the Chief Financial Officer and for these purposes shall act within the Chief Financial Officer's scope of authority. If there is more than one Assistant Treasurer, the Assistant Treasurer designated by the Chief Financial Officer, or, if there has been no such designation, the Assistant Treasurer designated by the Board, shall perform these duties. The Assistant Treasurer or Assistant Treasurers shall also perform any other duties that may from time to time be assigned to them by the Board of Directors or by the Chief Financial Officer.

                    Compensation [Corp. Code Sec. 212(b)(6)]

      Section 5.13. The officers of the corporation shall receive the salaries and other compensation that are fixed from time to time by the Board, and no officer shall be prevented from receiving that salary and compensation by reason of the fact that he or she is also a director of the corporation.

                      ARTICLE VI. EXECUTION OF INSTRUMENTS
                              AND DEPOSIT OF FUNDS

                      Limitations [see Corp. Code Sec. 313]

      Section 6.01. Except as otherwise provided in these Bylaws, the Board may, by duly adopted resolution, authorize any officer or agent of the corporation to enter into any contract, or to execute and deliver any instrument, in the name of and on behalf of this corporation. Authorization may be general or may be confined to specified instances. Unless expressly authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

                       Execution of Instrument and Papers
                       [see Corp. Code Secs. 313, 416(a)]

      Section 6.02. Unless otherwise expressly required by the Board or by law, deeds and other conveyances, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the corporation, and share certificates shall be executed, signed, or endorsed by the Chairman of the Board, if any, or by the President or a Vice President of the corporation, and by the Chief Financial Officer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation. Signatures on share certificates only may be facsimile.

                                Signing of Checks

      Section 6.03. All checks, drafts, or other orders for the payment of money issued in the name of the corporation shall be signed by the person or persons and in the manner determined from time to time by resolution of the Board.

                         Deposit and Withdrawal of Funds

      Section 6.04. (a) All funds of the corporation, including all checks, drafts, or other orders for the payment of money payable to the corporation, shall be deposited by the Chief Financial Officer from time to time to the credit of the corporation with any banks, trust companies, or other depositaries that the Board may select or that may be selected by any Board committee, officer, or agent of the corporation to whom that power may be delegated from time to time by the Board. All checks, drafts, or other orders for the payment of money requiring endorsement by the corporation before deposit shall be endorsed "for deposit only" by handstamped impression in the name of the corporation.

     (b) The withdrawal of funds from any such accounts may be made only by check signed as provided in Section 6.03 of this Article.

                       ARTICLE VII. ISSUANCE OF SHARES AND
                               SHARE CERTIFICATES

              Authority to Issue [Corp. Code Secs. 207(d), 400(a)]

      Section 7.01. (a) The corporation may issue one or more classes or series of shares or both, with full, limited, or no voting rights and with any other rights, preferences, privileges, and restrictions that are stated or authorized in its Articles of Incorporation. No denial of limitation of voting rights shall, however, be effective unless at the time one or more classes or series of outstanding shares or debt securities, singly or in the aggregate, are entitled to full voting rights. No denial or limitation of divided or liquidation rights shall be effective unless at the time one or more classes or series of outstanding shares, singly or in the aggregate, are entitled to unlimited dividend and liquidation rights.

                   Equality of Rights [Corp. Code Sec. 400(b)]

      (b) All shares of any one class shall have the same voting, conversion, and redemption rights and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting, conversion, and redemption rights and other rights, preferences, privileges, and restrictions.

               Consideration [Corp. Code Sec. 409(a)(1), (b), (c)]

      (c) Shares may be issued for any consideration that is determined from time to time by the Board consisting of any or all of the following:

      (1)   Money paid;

      (2)   Labor done;

      (3) Services actually rendered to the corporation or for its benefit or in its formation or reorganization;

      (4)   Debts or securities canceled; and

      (5) Tangible or intangible property actually received either by this corporation or by any wholly owned subsidiary of this corporation.

      Neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by Section 7.06 of this Article) nor future services shall constitute payment or part payment of shares of the corporation.

      When shares are issued for any consideration other than money, the Board must state by resolution its determination of the fair value of the consideration to the corporation in monetary terms.

      In the absence of fraud in the transaction, the judgement of the directors as to the value of the consideration for shares shall be conclusive.

                   Share Dividends; Reclassification of Shares
                           [Corp. Code Sec. 409(a)(2)]

      (d) Shares may also be issued as a share dividend or on a stock split, reverse stock split, reclassification of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class, or other change affecting outstanding shares.

                    Compliance with Corporate Securities Law

      (e) The corporation shall not offer to sell or sell any security issued by it, whether or not through underwriters, until the offer or sale has been qualified by the California Commissioner of Corporations as required by the Corporate Securities Law and the rules and regulations of the Commissioner, unless the security or transaction is exempted from the qualification and the applicable statutes and rules and regulations have been complied with.

                    Payment for Shares [Corp. Code Sec. 410]

      (f) Every subscriber to shares and every person to whom shares are originally issued is liable to the corporation for the full consideration agreed to be paid for the shares. The full agreed consideration shall be paid prior to or concurrently with the issuance of the shares, unless the shares are issued as partly paid pursuant to Section 7.03 of this Article, in which case the consideration shall be paid in accordance with the agreement of subscription or purchase.

              Shares as Deemed Fully Paid [Corp. Code Sec. 409(b)]

      (g) Except as provided in section 7.03 of this Article, shares issued as provided in paragraphs (c) and (d) of this Section or Section 7.06 of this Article shall be declared and taken to be fully paid stock and not liable to any further call, nor shall the holder thereof be liable for any further payments under the provisions of the General Corporation Law.

                     Fractional Shares [Corp. Code Sec. 407]

                               Authority to Issue

      Section 7.02. (a) The corporation may, if the Board so determines, issue fractions of a share originally or on transfer.

                                Failure to Issue

      (b) If the corporation does not issue fractions of a share, it shall, in connection with any original issuance of shares:

      (l) Arrange for the disposition of fractional interests by those entitled to them;

      (2) Pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined (provided, however, that the corporation may not pay cash for fractional shares if that action would result in the cancellation of more than 10 percent of the outstanding shares of any class); or

      (3) Issue scrip or warrants in registered form, as certificated or uncertificated securities, or in bearer form as certificated securities, that shall entitle the holder to receive a certificate for a full share on the surrender of the scrip or warrants aggregating a full share. Scrip or warrants shall not, however, unless they provide otherwise, entitle the holder to exercise voting rights, to receive dividends thereon, or to participate in any of the assets of the corporation in the event of liquidation.

             Partly Paid Shares [Corp. Code Secs. 409(d), 410, 413]

      Section 7.03. The corporation may, if the Board so determines, issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid for them. If shares are so issued, the corporation shall, on the declaration of any dividend on fully paid shares, declare a dividend on partly paid shares of the same class, but only on the basis of the percentage of the consideration actually paid on them.

      A subscriber to partly paid shares is liable to the corporation as provided in Section 7.01(f) of this Article, but a person holding shares as a pledgee, executor, administrator, guardian, conservator, trustee, receiver, or in any representative or fiduciary capacity is not personally liable for any unpaid balance, although the estate and funds in the hands of the fiduciary or representative are liable for any unpaid balance of the subscription price and the shares are subject to sale therefor.

                          Options [Corp. Code Sec. 404]

      Section 7.04. Either in connection with the issue, subscription, or sale of any of its shares, bonds, debentures, notes, or other securities, or independently of the foregoing, the corporation may, if so determined by the Board, grant options to purchase or subscribe for shares of any class or series on any terms and conditions that the Board may deem expedient. Option rights may be transferable or nontransferable and separable or inseparable from other securities of the corporation, as determined by the Board.

                   No Preemptive Rights [Corp. Code Sec. 406]

      Section 7.05. Unless the Articles provide otherwise, the Board may issue shares, options, or securities having conversion or option rights without first offering them to shareholders of any class.

                                 Employee Plans

              Authority to Adopt [Corp. Code Secs. 207(f), 408(a)]

      Section 7.06. (a) The corporation may, as determined by the Board, and subject to the approval of the shareholders, as that term is defined in California Corporations Code Section 153, adopt and carry out a stock purchase plan or agreement, or stock option plan or agreement providing for the issue and sale for any consideration that may be fixed of its unissued shares or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of any subsidiary or parent of the corporation or to a trustee on their behalf and for the payment of those shares in installments or at one time, and may provide for aiding those persons in paying for those shares by compensation for services rendered, promissory notes, or otherwise.

                  Includable Features [Corp. Code Sec. 408(b)]

      (b) The plan or agreement may include, among other features, as determined by the Board, the fixing of eligibility for participating in it; the class and price of shares to be issued or sold under the plan or agreement; the number of shares that may be subscribed for; the method of payment for the shares; the reservation of title until full payment has been made; the effect of the termination of employment; an option or obligation on the part of the corporation to repurchase the shares on termination of employment, subject to California Corporations Code Sections 500-511; restrictions on transfer of shares; and the time limits of and termination of the plan.

                          Certificates of Determination

                       Execution of Officers' Certificate
                         [Corp. Code Secs. 173, 401(a)]

      Section 7.07. (a) Before the corporation issues any share of any class or series of which the rights, preferences, privileges, and restrictions, or any of them, or the number of shares constituting any series or the designation of the series, are not set forth in the Articles but are fixed in a resolution adopted by the Board pursuant to authority given in its articles, an officers' certificated, as that term is defined in California Corporations Code Section 173, setting forth a copy of the resolution and the number of shares of the class or series, and stating that none of the shares of the class or series has been issued, shall be executed and filed in the office of the California Secretary of State.

               Change in Rights [Corp. Code Sec. 401(b), (d), (e)]

      (b) After any certificate of determination as provided in Paragraph (a) of this section has been filed in the office of the California Secretary of State, but before the corporation has issued any shares of the class or series covered by it, the Board may alter or revoke any right, preference, privilege, or restriction fixed or determined by the resolution set forth in it by the adoption of another resolution appropriate for that purpose and the execution and filing of an officers's certificate settling forth a copy of the resolution and stating that none of the shares of the class or the series affected has been issued

      After shares of a class or series have been issued, the provisions of the resolution set forth in a certificate of determination may be amended only by the adoption and approval of an amendment in accordance with California Corporations Code Sections 902, 903, or 904, and the filing of a certificate of amendment in accordance with California Corporations Code Sections 905 and 908. However, a certificate to increase or decrease the number of shares of a series also may be filed as permitted by California Corporations Code Section 401(c), as set forth in Paragraph (c) of this section.

      When the Board effects a change in rights, the provision of the original certificate of determination being amended must be identified in the amendment in accordance with California Corporations Code Section 907(a).

                    Shareholder's Right to Share Certificate
                            [Corp. Code Sec. 416(a)]

      Section 7.08. (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, if any, or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be an officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

                     Fractional Shares [Corp. Code Sec. 407]

      (b) If the corporation issues fractions of a share originally or on transfer, it shall issue certificates for those shares as provided in paragraph
(a) of this section. A certificate for a fractional share shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.

                   Partly Paid Shares [Corp. Code Sec. 409(d)]

      (c) If the corporation issues partly paid shares, it shall issue certificates for those shares as provided in paragraph (a) of this section.

         Contents of Certificate [Corp. Code Secs. 409(d), 417, 418(a),
                                    (c), (d)]

      Section 7.09. (a) The certificates shall contain the matter specified in
Section 7.08(a) of this Article. In addition, if the shares of the corporation are classified or if any class of shares has two or more series, there shall appear on the certificate one of the following:

      (1) A statement of the rights, preferences, privileges, and restrictions granted to or imposed on each class or series of shares authorized to be issued and on the holders thereof.

      (2) A summary of the rights, preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation and any certificates of determination establishing those rights and restrictions.

      (3) A statement setting forth the office or agency of the corporation from which shareholders may obtain, on request and without charge, a copy of the statement referred to in clause (1) of this paragraph.

      (b) There shall also appear on the certificate (unless stated or summarized under clause (1) or clause (2) of paragraph (a) of this section the statements required by all of the following clauses to the extent applicable:

      (1)   The fact that the shares are subject to restrictions on transfer.

      (2) If the shares are assessable or are not fully paid, a statement that they are assessable or a statement of the total amount of consideration to be paid and the amount paid, as required by Corporations Code Section 409(d).

      (3) The fact that the shares are subject to a voting agreement under California Corporations Code Section 706(a) or an irrevocable proxy under California Corporations Code Section 705(e) or restrictions on voting rights contractually imposed by the corporation.

      (4)   The fact that the shares are redeemable.

      (5) The fact that the shares are convertible and the period for conversion.

                            Exchange of Certificates

                      On Amendment of Articles or Otherwise
                            [Corp. Code Sec. 422(a)]

      Section 7.10. (a) If the Articles are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates for shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

                   Contents of Order [Corp. Code Sec. 422(b)]

      (b) The order may provide that a holder of any certificates so ordered to be surrendered is not entitled to vote or to receive dividends or exercise any of the other rights of shareholders until the holder has complied with the order, but the order operates to suspend those rights only after notice and until compliance. The duty of surrender of any outstanding certificates may also be enforced by the corporation by civil action.

             Lost, Stolen, or Destroyed Certificate; Issuance of New
                      Certificate [Corp. Code Sec. 419(a)]

      Section 7.11. (a) The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate therefore issued by it, alleged to have been lost, stolen, or destroyed. The corporation may require the owner of the lost, stolen, or destroyed certificate, or the owner's legal representative, to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any certificate or the issuance of a new certificate.

                         Purchase by Bona Fide Purchaser
                            [Com. Code Sec. 8405(3)]

      (b) If after a new security has been issued for a lost, destroyed, or stolen security, a bona fide purchaser of the original security presents it for registration or transfer, the corporation must register the transfer unless registration would result in over issue, in which event the corporation's liability is that set forth in the last paragraph of Section 8.03 of Article VIII of these Bylaws. In addition to any rights on the indemnity bond, the corporation may recover the new security from the person to whom it was issued or any person taking under him or her except a bona fide purchaser.

                   Alternative System in Lieu of Certificates
                            [Corp. Code Sec. 416(b))

      Section 7.12. Notwithstanding the provisions of paragraph (a), Section 7.08, of this Article VII, the corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on the certificates under paragraphs (a) and (b) of Section 7.09 of this Article VII, which system has been approved by the United States Securities and Exchange Commission, or which is authorized in any statute of the United States, or is in accordance with Division, 8 of the California Commercial Code.

                        ARTICLE VIII. TRANSFER OF SHARES

                  Duty of Corporation [Com. Code Sec. 8401(1)]

      Section 8.01. When a security in registered form is presented to the corporation with a request to register transfer, the corporation is under a duty to register the transfer as required if:

      (a) The security is indorsed by the appropriate person or persons;

      (b) Reasonable assurance is given that those indorsements are genuine and effective;

      (c) The corporation has no duty to inquire into adverse claims or has discharged any such duty; and

      (d) Any applicable law relating to the collection of taxes has been complied with.

                             Nobility of Corporation

                Registration of Transfer [Com. Code Sec. 8404(2)]

      Section 8.02. (a) Except as otherwise provided in any law relating to the collection of taxes, the corporation is not liable to the owner or any other person suffering loss as a result of the registration of a transfer of a security if:

      (1)   There were on or with the security the necessary indorsements; and

      (2) The corporation had no duty to inquire into adverse claims or has discharged any such duty.

           Failure to Notify Corporation of Lost, Destroyed, or Stolen
                       Security [Com. Code Sec. 8405(1)]

      (b) Where a security has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the corporation of that fact within a reasonable time after he or she has notice of it and the corporation registers a transfer of the security before receiving such notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new security.

            Liability of Corporation [Com. Code Secs. 8104, 8404(2)]

      Section 8.03. Where the corporation has registered a transfer of a security to a person not entitled to it, the corporation on demand must deliver a like security to the true owner unless:

      (a) The registration was pursuant to paragraph (a) of Section 8.02 of this
Article VIII;

      (b) The owner is precluded from asserting any claim for registering the transfer as provided in paragraph (c) of Section 8.02 of this Article VIII; or

      (c) Such delivery would result in overissue.

      In this latter case, if an identical security which does not constitute an overissue is reasonably available for purchase, the person entitled to such issue may compel the corporation to purchase and deliver it to him or her against surrender of the security, if any, which he or she holds; or if such a security is not available for purchase, the person entitled to such issue may recover from the corporation the purchase price such person or the last purchaser for the value paid for it with interest from the date of the demand.

                   Liability on Transfer of Partly Paid Shares

                   Good Faith Purchaser [Corp. Code Sec. 411]

      Section 8.04. (a) A transferee of shares for which the full agreed consideration has not been paid to the corporation, who acquired them in good faith, without knowledge that they were not paid in full or to the extent stated on the certificate representing them, is liable only for the amount shown by the certificate to be unpaid on the shares represented thereby, until transferee transfers the shares to one who becomes liable therefor. The liability of any holder of such shares who derives title through such a transferee and who is not a party to any fraud affecting the issue of the shares is the same as that of the transferee through whom title was derived.

                  Purchase With Knowledge [Corp. Code Sec. 412]

      (b) Every transferee of partly paid shares who acquired them under a certificate showing the fact of part payment, and every transferee of such shares (other than a transferee who derives title through a holder in good faith without knowledge and who is not party to any fraud affecting the issue of such shares) who acquired them with actual knowledge that the full agreed consideration had not been paid to the extent stated on the certificate therefor, is personally liable to the corporation for installments of the amount unpaid becoming due until the shares are transferred to one who becomes liable therefor.

                      Transferor [Corp. Code Sec. 411, 412]

      (c) In either case mentioned in paragraph (a) or (b) of this Section 8.04, the transferor shall remain personally liable for the unpaid consideration if so provided in the certificate or agreed on in writing.

                         ARTICLE IX. CORPORATE RECORDS,
                                REPORTS, AND SEAL

                   Minutes of Meetings [Corp. Code Sec. 1500]

      Section 9.01. The corporation shall keep minutes in written form of the proceedings of its shareholders, Board, and Board committees.

               Books and Records of Account [Corp. Code Sec. 1500]

      Section 9.02. The corporation shall keep adequate and correct books and records of account either in written form or in any other form capable of being converted into written form.

                  Record of Shareholders [Corp. Code Sec. 1500]

      Section 9.03. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such record must be kept either in written form or in any other form capable of being converted into written form.

             Shareholders' Rights to Inspect Record of Shareholders
              by Written Demand of Holders of Specified Percentage
                       of Shares [Corp. Code Sec. 1600(a)]

      Section 9.04. (a) A shareholder or shareholders holding at least five (5) percent in the aggregate of the outstanding shares of the corporation shall have an absolute right to:

      (1) Inspect a copy of the record of shareholders' names and addresses and shareholdings during usual business hours on five (5) business days' prior written demand on the corporation; and

      (2) Obtain from the corporation's transfer agent, on written demand and on the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent on request), a list of shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholders subsequent to the date of the demand. The list must be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The corporation shall have the responsibility to cause its transfer agent to comply with this requirement.

                      By Written Demand of Any Shareholder
                           [Corp. Code Sec. 1600(c)]

      (b) The record of shareholders shall also be open to inspection and copying by any shareholder at any time during usual business hours on written demand on the corporation, for a for purpose reasonably related to such holder's interests as a shareholder.

            Inspection by Agent or Attorney [Corp. Code Sec. 1600(d)]

      (c) Any inspection and copying under this Section 9.04 may be made in person or by agent or attorney.

              Shareholders' Rights to Inspect Books of Account and
                         Minutes [Corp. Code Sec. 1601]

      Section 9.05. The accounting books and records and minutes of proceedings of the shareholders, Board, and Board committees of this corporation shall be open to inspection on the written demand on the corporation of any shareholder (or holder of a voting trust certificate) at any reasonable time during business hours, for a purpose reasonably related to such holder's interest as a shareholder. Such inspection may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

            Inspection by Directors [Corp. Code Sec. 1602]

       Section 9.06. Every director of this corporation shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of this corporation. The inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

                                Annual Report

       Section 9.07. (a) An annual report shall be prepared.

       When Required [Corp. Code Secs. 113, 601(a), 1501(a)]

       (b) The Board of Directors shall cause an annual report to be sent by first-class mail, postage prepaid, to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year; provided, however, that the annual report may be sent by third-class mail if it is sent to shareholders at least 35 days prior to the annual meeting.

                     Contents [Corp. Code Sec. 1501(a),(b)]

      (c)(1) The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without an audit from the books and records of the corporation.

      (2) In addition, if the corporation is either not subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, or is exempted from the reporting requirements by Section 12(g) (2) of that Act, the annual report shall also describe briefly both of the following:

      (i) Any transaction (excluding compensation of officers and directors) during the previous fiscal year involving an amount in excess of $40,000 (other than contracts let at competitive bid or services rendered at prices regulated by law) to which the corporation [or its parent or subsidiary) was a party and in which any director or officer of the corporation (or of a subsidiary) or [(if known to the corporation or its parent or subsidiary)) any holder of more than 10 percent of the outstanding voting shares of the corporation had a direct or indirect material interest, naming the person and stating the person's relationship to the corporation, the nature of the person's interest in the transaction and, if practicable, the amount of the interest; provided, that in the case of a transaction with a partnership of which the person is a partner, only the interest of the partnership need be stated; and provided further that no such report need be made in the case of transactions approved by the shareholders, as that term is defined in California Corporations Code Section 153 (see Sec. 2.23 of these Bylaws).

      (ii) The amount and circumstances of any indemnification or advances aggregating more than ten thousand dollars paid during the fiscal year to any officer or director of the, corporation pursuant to California Corporations Code Section 317 (see Secs. 2.25-2.31 of these Bylaws); provided, that no such report need be made in the case of indemnification approved by the shareholders, as that term is defined in California corporations Code Section 153, under California Corporations Code Section 317(e) (3) (see Sec. 2.28 of these Bylaws).

                  Special Financial Statements to Shareholders
                         [Corp. Code Sec. 1501(c),(d)]

      Section 9.08. (a) Any shareholder or shareholders holding at least 5 percent of the outstanding shares of any class of this corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month, nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of that period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in clause (l) of paragraph (c) of Section 9.07 of this Article IX for the last fiscal year. The statement must be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to that shareholder.

      (b) The quarterly income statements and balance sheets referred to in this
Section 9.08 shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that those financial statements were prepared without audit from the books and records of the corporation.

                                   Fiscal Year

      Section 9.09. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December each year.

                     Corporate Seal [Corp. Code Sec. 207(a)]

      Section 9.10. The Board shall adopt a corporate seal which shall be in the following form and design:.

The Secretary of the corporation shall have custody of the seal and affix it in appropriate cases to all corporate documents. Failure to affix the seal does not, however, affect the validity of any instrument.

                      ARTICLE X. CERTIFICATION, INSPECTION,
                             AND AMENDMENT OF BYLAWS

                     Inspection and Certification of Bylaws
                           [Corp. Code Secs. 213, 314]

      Section 10.01. The corporation shall keep at its principal executive office in California the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. The original or a copy of the Bylaws certified to be a true copy by a person purporting to be the Secretary or an Assistant Secretary of the corporation is prima facie evidence of the adoption of such bylaws and of the matters stated in them.

              Adoption, Amendment, Repeal of Bylaws by Shareholders
                      [Corp. Code Secs. 207(b), 211, 212]

      Section 10.02. These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the outstanding shares of the corporation, as that term is defined in Section 152 of the California Corporations Code, provided, however, that such bylaws may not contain any provision in conflict with law or with the Articles of Incorporation of the corporation and, provided further, that a bylaw reducing the number of directors to a number less than five (5) (see Section 2.03 of Article II of these Bylaws) cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds (16 2/3) percent of the outstanding shares entitled to vote.

               Adoption, Amendment, Repeal of Bylaws by Directors
                           [Corp. Code Secs. 211, 212]

      Section 10.03. Subject to the right of the outstanding shares to adopt, amend, or repeal bylaws (see Sec. 10.02 of these Bylaws) and to any restrictions imposed by the Articles on the power of the Board to adopt, amend, or repeal bylaws, these Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the Board of Directors, provided, however, that such bylaws may not contain any provision in conflict with law or with the Articles and, provided further, that after shares are issued any bylaw changing the number or directors or changing from a fixed to a variable Board may be adopted only by approval of the outstanding shares.

                       ARTICLE XI. CONSTRUCTION OF BYLAWS

      Section 11.01. Unless otherwise stated in these Bylaws or unless the context otherwise requires, the definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and the neuter, one singular number includes the plural and the plural number includes the singular, and the word "person" includes a corporation or other entity as well as a natural person.

                 CERTIFICATE OF SECRETARY [Corp. Code Sec. 314]

      I, the undersigned, do hereby certify:

      1. That I am the Secretary of Go Lo Entertainment, Inc., a California corporation; and

      2. That the foregoing Bylaws, consisting of eleven articles and 60 pages, constitute the Bylaws of said corporation as duly approved at a meeting of the Board of Directors duly held on ______ day of January, 1991, at Pomona., CA.

      IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation on _____ day of January, 1991.


                                       /s/ Enedina L. Lopez
                                       -------------------------------
                                       Enedina L. Lopez, Secretary

                                TABLE OF CONTENTS

ARTICLE I. OFFICES .......................................................     1
     Principal Executive Office ..........................................     1
     Other Offices .......................................................     1

ARTICLE II. DIRECTORS ....................................................     2
     Definitions .........................................................     2
          "Board" ........................................................     2
          "Directors" ....................................................     2
     Responsibility of Board .............................................     2
     Number of Directors .................................................     2
     Election and Term of Office .........................................     2
     Resignation .........................................................     3
     Vacancies ...........................................................     3
         When Vacancy Occurs .............................................     3
         Declaration of Vacancy ..........................................     3
         Removal of Directors by Shares ..................................     3
         Removal by Court ................................................     4
         Reduction of Authorized Number of Directors .....................     4
         Provisions Exclusive ............................................     4
     Filling Vacancies ...................................................     4
         By Board ........................................................     4
         By Shareholders .................................................     5
         By Special Meeting ..............................................     5
     Call of Meetings ....................................................     5
     Place of Meetings ...................................................     5
     Time of Regular Meetings ............................................     6
     Notice of Meetings ..................................................     6
     Waiver of Notice ....................................................     6
     Quorum ..............................................................     6
     Transactions of Board ...............................................     6
     Withdrawal of Quorum ................................................     7
     Adjournment .........................................................     7
     Conduct of Meetings .................................................     7
     Telephone Participation .............................................     7
     Action Without Meeting ..............................................     7
     Duties of Directors .................................................     8
     Compensation ........................................................     8
     Transactions With Corporation .......................................     9
     Liability of Directors. .............................................    10
     Indemnification .....................................................    11
         Definitions .....................................................    11
     Power to Indemnify ..................................................    11
     Expenses of Successful Agent ........................................    12
     Determination That Indemnification Is Proper ........................    13
     Advance of Expenses .................................................    13
     Nonexclusive Provisions .............................................    13
     Limitation on Indemnification .......................................    14
     Insurance ...........................................................    14

     Board Committees ....................................................    15
         Authority to Appoint ............................................    15
         Authority of Committee ..........................................    15
         Applicability of Other Sections .................................    16

ARTICLE III. DETERMINING SHAREHOLDERS OF RECORD ..........................    17
     Record Date Fixed by Board ..........................................    17
     Record Date Not Fixed ...............................................    17
     Record Date for Adjourned Meeting ...................................    17
     Rights of Shareholders of Record ....................................    18

ARTICLE IV. SHAREHOLDERS' MEETINGS .......................................    19
     Place of Meetings ...................................................    19
     Annual Meeting ......................................................    19
         Time of Meeting; Business Transacted ............................    19
         Failure to Hold .................................................    19
     Notice of Meetings ..................................................    19
         Method of Giving Notice .........................................    20
         Time of Notice ..................................................    20
         Contents of Notice ..............................................    20
         Notice of Adjourned Meeting .....................................    21
         Waiver of Notice and Other Defects ..............................    21
     Calling of Special Meeting ..........................................    22
         Persons Entitled to Call Special Meetings .......................    22
     Quorum of Shareholders ..............................................    22
         Loss of Quorum ..................................................    23
         Adjournment for Lack of Quorum ..................................    23
     Effect of Vote ......................................................    23
     Election of Directors ...............................................    23
     Votes Per Share--Voting of Fractional Shares ........................    23
     Voting Multiple shares ..............................................    24
     Cumulative Voting ...................................................    24
     Voting of Shares by Fiduciaries, Minors, or Entities ................    24
         Personal Representative .........................................    24
         Trustee .........................................................    24
         Receiver ........................................................    25
         Pledgee .........................................................    25
         Minor ...........................................................    25
         Corporation .....................................................    25
         Subsidiary ......................................................    25
         Corporate Fiduciary .............................................    26
         Shares in Names of Two or More Persons ..........................    26
     Proxies .............................................................    26
         Presumptive Validity ............................................    27
         Duration of Proxy ...............................................    27
         Death or Incapacity of Maker ....................................    27
         Revocation of Proxy .............................................    27
         Proxy Providing for Irrevocability ..............................    27
         When Irrevocable Proxy Is Revocable .............................    28


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         Form of Proxy or Written Consent .................................   28
         Directors' Determination of Execution and Use of Proxies .........   29
     Voting Trust .........................................................   29
         Effect of Section ................................................   29
     Inspectors of Election ...............................................   30
         Appointment ......................................................   30
         Number ...........................................................   30
         Duties ...........................................................   30
         Decision, Act, or Certificate ....................................   30
     Conduct of Meetings ..................................................   31
     Action Without a Meeting .............................................   31
         When Authorized ..................................................   31
         Notice of Shareholder Approval ...................................   31
         Revocation of Consent ............................................   32

ARTICLE V. OFFICERS .......................................................   33
     Number and Titles ....................................................   33
     Appointment ..........................................................   33
     Other Officers .......................................................   33
     Removal and Resignation ..............................................   33
     Vacancies ............................................................   34
     Chairman of the Board ................................................   34
     President ............................................................   34
         Meetings .........................................................   34
         Share Certificates ...............................................   35
         Instruments ......................................................   35
         Hire and Fire Employees ..........................................   35
         Voting Shares of Other Corporations ..............................   35
     Vice President .......................................................   35
     Secretary ............................................................   36
         Seal .............................................................   36
         Records, Reports, and Statements .................................   36
         Notices ..........................................................   36
         Minutes ..........................................................   36
         Minute Book ......................................................   36
         Articles of Incorporation ........................................   36
         Bylaws ...........................................................   37
         Record of Shareholders ...........................................   37
         Certify Records ..................................................   37
         Share Certificates ...............................................   37
         Exhibit Record of Shareholders ...................................   37
         Exhibit Minutes to Shareholder ...................................   38
         Exhibit Records to Director ......................................   38
         Other Duties .....................................................   38
         Absence of Secretary .............................................   38
     Assistant Secretary ..................................................   39
     Chief Financial Officer ..............................................   39
         Funds--Custody and Deposit .......................................   39
         Funds--Receipt ...................................................   39
         Funds--Disbursement ..............................................   39
         Maintain Accounts ................................................   39


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         Reports to President and Directors ...............................   39
         Financial Reports to Shareholders ................................   40
         Exhibit Accounts to Shareholders .................................   40
         Exhibit Accounts to Directors ....................................   41
         Share Certificates ...............................................   41
         Bond .............................................................   41
         Other Duties .....................................................   41
         Absence of Chief Financial Officer ...............................   42
     Assistant Treasurer ..................................................   42
     Compensation .........................................................   42

ARTICLE VI. EXECUTION OF INSTRUMENTS AND DEPOSIT OF FUNDS .................   43
     Limitations ..........................................................   43
     Execution of Instrument and Papers ...................................   43
     Signing of Checks ....................................................   43
     Deposit and Withdrawal of Funds ......................................   43

ARTICLE VII. ISSUANCE OF SHARES AND SHARE CERTIFICATES ....................   44
     Authority to Issue ...................................................   44
         Equality of Rights ...............................................   44
         Consideration ....................................................   44
         Share Dividends; Reclassification of Shares ......................   45
         Compliance with Corporate Securities Law .........................   45
         Payment for Shares ...............................................   45
         Shares as Deemed Fully Paid ......................................   45
     Fractional Shares ....................................................   46
         Authority to Issue ...............................................   46
         Failure to Issue .................................................   46
     Partly Paid Shares ...................................................   46
     Options ..............................................................   47
     No Preemptive Rights .................................................   47
     Employee Plans .......................................................   47
         Authority to Adopt ...............................................   47
         Includable Features ..............................................   47
     Certificates of Determination ........................................   48
         Execution of Officers' Certificate ...............................   48
         Change in Rights .................................................   48
     Shareholder's Right to Share Certificate .............................   49
         Fractional shares ................................................   49
         Partly Paid Shares ...............................................   49
     Contents of Certificate ..............................................   49
     Exchange of Certificates .............................................   50
         On Amendment of Articles or Otherwise ............................   50
         Contents of Order ................................................   50
     Lost, Stolen, or Destroyed Certificate; Issuance of New Certificate ..   51
         Purchase by Bona Fide Purchaser ..................................   51
     Alternative System in Lieu of Certificates ...........................   51


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ARTICLE VIII. TRANSFER OF SHARES ..........................................   52
     Duty of Corporation ..................................................   52
     Nobility of Corporation ..............................................   52
         Registration of Transfer .........................................   52
         Failure to Notify Corporation of Lost, Destroyed,
             or Stolen Security ...........................................   52
     Liability of Corporation .............................................   53
     Liability on Transfer of Partly Paid Shares ..........................   53
         Good Faith Purchaser .............................................   53
         Purchase With Knowledge ..........................................   53
         Transferor .......................................................   54

ARTICLE IX. CORPORATE RECORDS, REPORTS, AND SEAL ..........................   55
     Minutes of Meetings ..................................................   55
     Books and Records of Account .........................................   55
     Record of Shareholders ...............................................   55
     Shareholders' Rights to Inspect Record of Shareholders by
       Written Demand of Holders of Specified Percentage of Shares ........   55
         By Written Demand of Any Shareholder .............................   56
         Inspection by Agent or Attorney ..................................   56
      Shareholders' Rights to Inspect Books of Account and Minutes ........   56
      Inspection by Directors .............................................   56
      Annual Report .......................................................   56
         When Required ....................................................   56
         Contents .........................................................   57
      Special Financial Statements to Shareholders ........................   58
      Fiscal Year .........................................................   58
      Corporate Seal ......................................................   58

ARTICLE X. CERTIFICATION, INSPECTION, AND AMENDMENT OF BYLAWS .............   59
       Inspection and Certification of Bylaws .............................   59
       Adoption, Amendment, Repeal of Bylaws by Shareholders ..............   59
       Adoption, Amendment, Repeal of Bylaws by Directors .................   59

ARTICLE XI. CONSTRUCTION OF BYLAWS ........................................   60
       Certificate of Secretary ...........................................   60


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